UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report: June 8, 1999

                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
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
              Virginia               0-21912                      54-1624428
     (State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)
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                                12 Oregon Avenue
                             Philadelphia, PA 19148
                    (Address of Principal Executive Offices)

                     (215)755-5691          Fax: (215)836-4485
          (Registrant's telephone and fax number, including area code)

Item 4. Change in Registrant's Certifying Accountant.

(a) (i) On June 8, 1999, First Chesapeake Financial Corporation dismissed BDO Seidman, LLP as its independent accountants.

         (ii) The reports of BDO Seidman, LLP on the financial statements for the fiscal years ended December 31, 1996 and 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modifies as to uncertainty, audit scope or accounting principle, except that their report for the fiscal year ended December 31, 1997 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern.

         (iii) The Registrant's Audit Committee recommended and approved the decision to change independent accounts.

         (iv) In connection with its audits for the two most recent fiscal years and through June 8, 1999, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not
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resolved to the satisfaction of BDO Seidman, LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

         (v) The Registrant has requested that BDO Seidman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is either filed as Exhibit 16 to this Form 8-K or will be filed in an amendment to this Form 8-K within ten business days of June 8, 1999.

(b) The Registrant engaged Grant Thornton LLP as its new independent accountants as of June 8, 1999.

Item 7.  Financial Statement and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

    16                        Letter of BDO Seidman, LLP dated June 11, 1999


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST CHESAPEAKE FINANCIAL CORPORATION
                                        Registrant



                                        /s/ Mark E. Glatz
                                        --------------------------------------
                                        Mark E. Glatz, Chief Financial Officer

Date: June 15, 1999





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